Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2026 Financial Results
Total Revenues of $1.33B, 20 Consecutive Quarters of Cloud Organic Growth
Delivers Net Income Margin of 13%, Robust Adjusted EBITDA Margin of 37.0%
Fiscal 2026 Second Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		Diluted EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$1,327	$478	$168	$491	$0.66	$1.13	$319	$279
-0.6% Y/Y	+3.4% Y/Y	12.7% margin	37.0% margin	-24.1% Y/Y	+1.8% Y/Y	-8.4% Y/Y	-8.9% Y/Y

Waterloo, ON, February 5, 2026 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the second quarter ended December 31, 2025.

“We had an excellent quarter, led by 18% revenue growth in our Content Management cloud business,” said James McGourlay, Interim Chief Executive Officer. “OpenText is at the forefront of Enterprise Information Management for AI, and at our recent OpenText World conference, our customers and partners demonstrated on the main stage how they leverage our Aviator AI solutions to solve complex problems, bringing insights, security and compliance to their information and most sensitive data. I would also like to welcome Ayman Antoun to the CEO role at OpenText, and I look forward to working with him on a smooth and steady transition.”

James McGourlay, OpenText Interim Chief Executive Officer

“With strong adjusted EBITDA margin and free cash flow performance in the quarter, the strength of the OpenText operating model continues to drive our business to meet the Company’s margin targets for Fiscal 2026,” said Steve Rai, Executive Vice President, Chief Financial Officer. “Our robust cash flow engine provides the scale and capital flexibility to continue investing for growth within our core Enterprise Information Management for AI market.”

Steve Rai, OpenText Executive Vice President, Chief Financial Officer

“Welcoming Ayman Antoun as our CEO marks a pivotal milestone in OpenText’s journey. He brings deep enterprise technology and software expertise with decades of experience leading large scale global transformations. Ayman’s leadership will help OpenText expand our market share as the world’s leader in secure, trusted data amid accelerating demand for cloud modernization and enterprise AI,” said P. Thomas Jenkins, Executive Chair of the Board and Chief Strategy Officer. “The closing of eDOCS and announced divestiture of Vertica demonstrates our continued progress in divesting non-core assets. We remain committed to building a leaner OpenText, focused on growth and helping clients leverage enterprise content to train agentic AI.”

P. Thomas Jenkins, OpenText Executive Chair & Chief Strategy Officer

Second Quarter Financial Highlights Y/Y
•Total revenues: $1.327 billion, -0.6% Y/Y
•Annual recurring revenues (ARR): $1.060 billion, +0.7% Y/Y
•Cloud revenues: $478 million, +3.4% Y/Y, 20 consecutive quarters of cloud organic growth
•Quarterly enterprise cloud bookings(2): $295 million, +18.0% Y/Y
•Cash flows: Operating $319 million and free cash flows(3) $279 million
•Net income: GAAP $168 million, -26.9% Y/Y, Non-GAAP(3) $286 million, -2.4% Y/Y
•Adjusted EBITDA(3) of $491 million, margin of 37.0%
•Diluted earnings per share (EPS): GAAP $0.66, Non-GAAP(3) $1.13
•Capital returns of $119 million including $69 million via dividends and $50 million of share repurchases
(1) Numbers presented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q2 Fiscal 2026 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q2 FY’26	Q2 FY’25	$ Change	% Change	Q2 FY’26 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$478	$462	$16	3.4%	$471	1.9%
Customer support	$582	$591	($9)	(1.5)%	$569	(3.7)%
Total annual recurring revenues**	$1,060	$1,053	$7	0.7%	$1,040	(1.2)%
License	$184	$189	($5)	(2.5)%	$179	(5.3)%
Professional service and other	$83	$93	($10)	(11.0)%	$81	(13.1)%
Total revenues	$1,327	$1,335	($8)	(0.6)%	$1,299	(2.6)%
GAAP-based operating income	$292	$296	($4)	(1.4)%	N/A	N/A
Non-GAAP-based operating income (1)	$456	$470	($14)	(2.9)%	$436	(7.2)%
GAAP-based net income attributable to OpenText	$168	$230	($62)	(26.9)%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$286	$293	($7)	(2.4)%	$272	(7.4)%
GAAP-based EPS, diluted	$0.66	$0.87	($0.21)	(24.1)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$1.13	$1.11	$0.02	1.8%	$1.07	(3.6)%
Adjusted EBITDA (1)	$491	$501	($10)	(2.1)%	$471	(6.1)%
Operating cash flows	$319	$348	($29)	(8.4)%	N/A	N/A
Free cash flows (1)	$279	$307	($27)	(8.9)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY’26 YTD	FY’25 YTD	$ Change	% Change	FY’26 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$963	$919	$43	4.7%	$947	3.0%
Customer support	$1,169	$1,186	($17)	(1.5)%	$1,141	(3.8)%
Total annual recurring revenues**	$2,131	$2,105	$26	1.2%	$2,089	(0.8)%
License	$319	$315	$4	1.3%	$311	(1.1)%
Professional service and other	$165	$183	($19)	(10.2)%	$160	(12.7)%
Total revenues	$2,615	$2,604	$11	0.4%	$2,560	(1.7)%
GAAP-based operating income	$562	$502	$60	11.9%	N/A	N/A
Non-GAAP-based operating income (1)	$887	$881	$6	0.7%	$850	(3.5)%
GAAP-based net income attributable to OpenText	$315	$314	$—	0.2%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$553	$542	$10	1.9%	$526	(3.0)%
GAAP-based EPS, diluted	$1.24	$1.18	$0.06	5.1%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$2.18	$2.03	$0.15	7.4%	$2.08	2.5%
Adjusted EBITDA (1)	$959	$945	$13	1.4%	$921	(2.5)%
Operating cash flows	$466	$270	$196	72.6%	N/A	N/A
Free cash flows (1)	$381	$190	$191	100.8%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period’s foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of the quarterly, non-cumulative cash dividend program, the Board declared on February 4, 2026, a cash dividend of $0.275 per common share. The record date for this dividend is March 6, 2026 and the payment date is March 20, 2026. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText appoints Ayman Antoun as Chief Executive Officer, effective April 20, 2026
•OpenText announces divestiture of Vertica, a part of its non-core Analytics portfolio, for US$150 million
•OpenText completes divestiture of eDOCS, a non-core product, for US$163 million
•John Hastings and Margaret Stuart appointed to the Board of Directors in December 2025, totaling four new board members appointed in 2025
•OpenText unveiled next-generation AI Data Platform for secure information management at our OpenText World user conference
•OpenText expands collaboration with SAP to deliver AI-ready cloud content management at scale
•Key customer wins in the quarter include: Anritsu Service Assurance, Atos Group, BNP Paribas, Central Clinical Labs, Dairy Farmers of America, Desjardins, Finova, Raiffeisen Informatik Consulting, Ricoh Corporation, Sklavenitis, Solenis, Turkcell, US Bank National Association

Summary of Quarterly Results
	Q2 FY’26	Q1 FY’26	Q2 FY’25	% Change (Q2 FY’26 vs Q1 FY’26)		% Change (Q2 FY’26 vs Q2 FY’25)
Revenue (millions)	$1,327	$1,288	$1,335	3.0%		(0.6)%
GAAP-based gross margin	74.0%	72.8%	73.3%	130	bps	70	bps
Non-GAAP-based gross margin (1)	77.6%	76.5%	77.2%	120	bps	40	bps
GAAP-based EPS, diluted	$0.66	$0.58	$0.87	13.8%		(24.1)%
Non-GAAP-based EPS, diluted (1)	$1.13	$1.05	$1.11	7.6%		1.8%
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Conference Call Information
OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast on Thursday, February 5, 2026 at 5:00 p.m. ET (2:00 p.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.
Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
About OpenText
OpenText™ is a global leader in secure information management for AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for AI. Learn more at www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including returning to growth, strategic capital allocation, delivering sustained margin and free cash flow growth, reinvestment in core business, and generating returns for investors; expected future performance, including competitive position of and innovation to certain products and ability to build long-term shareholder value; customer benefits from products; A-EBITDA expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected outlook, estimates and business model; portfolio shaping opportunities and divestiture of non-core assets, including the proposed divestiture of Vertica, associated strategy, benefits from and timing of such transactions and use of proceeds therefrom; future total and cloud revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; market share of our products; innovation road map; estimated annualized dividend; expected size and timing of the Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including reinvestment therein and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future outlook, estimates and business models, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2025	June 30, 2025
ASSETS	(unaudited)
Cash and cash equivalents	$1,271,374	$1,156,496
Accounts receivable trade, net of allowance for credit losses of $15,116 as of December 31, 2025 and $14,258 as of June 30, 2025	665,617	659,675
Contract assets	73,965	77,920
Income taxes recoverable	38,583	108,792
Prepaid expenses and other current assets	186,383	198,575
Assets held for sale	116,105	—
Total current assets	2,352,027	2,201,458
Property and equipment, net of accumulated depreciation of $727,520 as of December 31, 2025 and $835,324 as of June 30, 2025	389,366	375,252
Operating lease right of use assets	156,402	197,977
Long-term contract assets	55,133	49,293
Goodwill	7,433,913	7,517,463
Acquired intangible assets	1,729,983	1,976,591
Deferred tax assets	1,071,236	1,080,575
Other assets	308,115	307,693
Long-term income taxes recoverable	73,987	67,762
Total assets	$13,570,162	$13,774,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$929,508	$1,026,583
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	66,600	75,914
Deferred revenues	1,456,883	1,515,382
Income taxes payable	2,804	93,325
Liabilities held for sale	13,019	—
Total current liabilities	2,504,664	2,747,054
Long-term liabilities:
Accrued liabilities	41,214	42,312
Pension liability, net	132,511	132,215
Long-term debt	6,335,758	6,342,071
Long-term operating lease liabilities	155,217	189,949
Long-term deferred revenues	165,191	168,757
Long-term income taxes payable	68,654	79,604
Deferred tax liabilities	121,559	141,514
Total long-term liabilities	7,020,104	7,096,422
Shareholders’ equity:
Share capital and additional paid-in capital
251,676,295 and 254,784,391 Common Shares issued and outstanding at December 31, 2025 and June 30, 2025, respectively; authorized Common Shares: unlimited	2,183,939	2,193,985
Accumulated other comprehensive income (loss)	(38,432)	(67,067)
Retained earnings	1,971,950	1,940,113
Treasury stock, at cost (2,584,014 and 4,648,036 shares at December 31, 2025 and June 30, 2025, respectively)	(73,863)	(138,164)
Total OpenText shareholders’ equity	4,043,594	3,928,867
Non-controlling interests	1,800	1,721
Total shareholders’ equity	4,045,394	3,930,588
Total liabilities and shareholders’ equity	$13,570,162	$13,774,064

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Cloud services and subscriptions	$478,084	$462,306	$962,593	$919,330
Customer support	581,921	590,595	1,168,766	1,186,085
License	184,227	188,923	318,775	314,736
Professional service and other	82,504	92,676	164,737	183,354
Total revenues	1,326,736	1,334,500	2,614,871	2,603,505
Cost of revenues:
Cloud services and subscriptions	170,252	172,288	342,469	347,545
Customer support	58,497	62,656	122,561	125,230
License	9,046	6,336	16,142	12,993
Professional service and other	62,537	68,041	125,575	134,956
Amortization of acquired technology-based intangible assets	44,204	47,203	88,408	94,447
Total cost of revenues	344,536	356,524	695,155	715,171
Gross profit	982,200	977,976	1,919,716	1,888,334
Operating expenses:
Research and development	158,309	180,727	327,437	371,420
Sales and marketing	287,995	273,929	545,050	519,811
General and administrative	110,111	99,356	215,874	206,086
Depreciation	35,267	31,879	71,188	64,050
Amortization of acquired customer-based intangible assets	78,645	81,048	158,206	162,552
Special charges (recoveries)	20,118	15,238	40,257	62,374
Total operating expenses	690,445	682,177	1,358,012	1,386,293
Income from operations	291,755	295,799	561,704	502,041
Other income (expense), net	2,932	68,615	(44)	32,960
Interest and other related expense, net	(79,227)	(83,615)	(160,341)	(167,897)
Income before income taxes	215,460	280,799	401,319	367,104
Provision for income taxes	47,334	50,893	86,533	52,776
Net income for the period	$168,126	$229,906	$314,786	$314,328
Net (income) attributable to non-controlling interests	(35)	(44)	(79)	(98)
Net income attributable to OpenText	$168,091	$229,862	$314,707	$314,230
Earnings per share—basic attributable to OpenText	$0.67	$0.87	$1.24	$1.18
Earnings per share—diluted attributable to OpenText	$0.66	$0.87	$1.24	$1.18
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	251,983	265,099	252,814	266,252
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	253,733	265,193	253,406	266,505

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Net income for the period	$168,126	$229,906	$314,786	$314,328
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	6,843	1,167	29,020	(4,023)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)—net of tax (1)	668	(4,188)	(1,007)	(3,534)
(Gain) loss reclassified into net income—net of tax (2)	45	1,010	(67)	1,272
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss)—net of tax (3)	510	436	671	684
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)—net of tax (4)	—	—	—	(1,045)
Amortization of actuarial (gain) loss into net income—net of tax (5)	13	252	18	486
Total other comprehensive income (loss), net for the period	8,079	(1,323)	28,635	(6,160)
Total comprehensive income	176,205	228,583	343,421	308,168
Comprehensive income attributable to non-controlling interests	(35)	(44)	(79)	(98)
Total comprehensive income attributable to OpenText	$176,170	$228,539	$343,342	$308,070
______________________________
(1)Net of tax expense (recovery) of $241 and $(1,510) for the three months ended December 31, 2025 and 2024, respectively; $(363) and $(1,274) for the six months ended December 31, 2025 and 2024, respectively.
(2)Net of tax expense (recovery) of $16 and $364 for the three months ended December 31, 2025 and 2024, respectively; $(25) and $458 for the six months ended December 31, 2025 and 2024, respectively.
(3)Net of tax expense (recovery) of $243 and $18 for the three months ended December 31, 2025 and 2024, respectively; $309 and $225 for the six months ended December 31, 2025 and 2024, respectively.
(4)Net of tax expense (recovery) of $— and $— for the three months ended December 31, 2025 and 2024, respectively; $— and $(43) for the six months ended December 31, 2025 and 2024, respectively.
(5)Net of tax expense (recovery) of $(21) and $92 for the three months ended December 31, 2025 and 2024, respectively; $(17) and $184 for the six months ended December 31, 2025 and 2024, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2025	251,964	$2,189,340	(4,452)	$(130,561)	$1,938,716	$(46,511)	$1,765	$3,952,749
Issuance of Common Shares
Under employee stock option plans	857	26,746	—	—	—	—	—	26,746
Under employee stock purchase plans	245	7,826	—	—	—	—	—	7,826
Share-based compensation	—	21,119	—	—	—	—	—	21,119
Issuance of treasury stock	—	(51,375)	1,868	56,698	—	—	—	5,323
Repurchase of Common Shares	(1,390)	(9,717)	—	—	(65,455)	—	—	(75,172)
Dividends declared ($0.275 per Common Share)	—	—	—	—	(69,402)	—	—	(69,402)
Other comprehensive income (loss) - net	—	—	—	—	—	8,079	—	8,079
Net income for the period	—	—	—	—	168,091	—	35	168,126
Balance as of December 31, 2025	251,676	$2,183,939	(2,584)	$(73,863)	$1,971,950	$(38,432)	$1,800	$4,045,394

	Three Months Ended December 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2024	265,546	$2,290,191	(3,900)	$(145,646)	$2,065,221	$(74,456)	$1,577	$4,136,887
Issuance of Common Shares
Under employee stock option plans	65	1,739	—	—	—	—	—	1,739
Under employee stock purchase plans	330	9,308	—	—	—	—	—	9,308
Share-based compensation	—	30,355	—	—	—	—	—	30,355
Purchase of treasury stock	—	—	(1,363)	(40,013)	—	—	—	(40,013)
Issuance of treasury stock	—	(39,906)	1,037	41,227	—	—	—	1,321
Repurchase of Common Shares	(2,213)	(16,104)	—	—	(50,990)	—	—	(67,094)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(69,579)	—	—	(69,579)
Other comprehensive income (loss) - net	—	—	—	—	—	(1,323)	—	(1,323)
Net income for the period	—	—	—	—	229,862	—	44	229,906
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588
Issuance of Common Shares
Under employee stock option plans	882	27,301	—	—	—	—	—	27,301
Under employee stock purchase plans	556	15,422	—	—	—	—	—	15,422
Share-based compensation	—	38,800	—	—	—	—	—	38,800
Issuance of treasury stock	—	(58,777)	2,064	64,301	—	—	—	5,524
Repurchase of Common Shares	(4,546)	(32,792)	—	—	(144,103)	—	—	(176,895)
Dividends declared ($0.55 per Common Share)	—	—	—	—	(138,767)	—	—	(138,767)
Other comprehensive income (loss) - net	—	—	—	—	—	28,635	—	28,635
Net income for the period	—	—	—	—	314,707	—	79	314,786
Balance as of December 31, 2025	251,676	$2,183,939	(2,584)	$(73,863)	$1,971,950	$(38,432)	$1,800	$4,045,394

	Six Months Ended December 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	70	1,880	—	—	—	—	—	1,880
Under employee stock purchase plans	719	19,171	—	—	—	—	—	19,171
Share-based compensation	—	59,801	—	—	—	—	—	59,801
Purchase of treasury stock	—	—	(2,187)	(65,023)	—	—	—	(65,023)
Issuance of treasury stock	—	(41,836)	1,097	43,859	(702)	—	—	1,321
Repurchase of Common Shares	(4,862)	(35,319)	—	—	(118,256)	—	—	(153,575)
Dividends declared ($0.525 per Common Share)	—	—	—	—	(139,917)	—	—	(139,917)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,160)	—	(6,160)
Net income for the period	—	—	—	—	314,230	—	98	314,328
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income for the period	$168,126	$229,906	$314,786	$314,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	158,116	160,130	317,802	321,049
Share-based compensation expense	21,232	30,361	38,913	59,919
Pension expense	3,087	3,350	6,228	6,813
Amortization of debt discount and issuance costs	5,852	5,499	11,612	10,795
Write-off of right of use assets	3,422	1,385	7,844	1,385
Adjustment to gain on AMC Divestiture	—	4,175	—	4,175
Loss on sale and write down of property and equipment, net	509	437	2,823	439
Deferred taxes	(17,667)	(10,827)	(32,799)	(52,977)
Share in net (income) of equity investees	(5,216)	(1,538)	(7,633)	(1,993)
Changes in derivative instruments	(2,906)	(45,549)	(10,749)	(20,614)
Changes in operating assets and liabilities:
Accounts receivable	(33,508)	(15,728)	60,490	41,879
Contract assets	(38,708)	(26,097)	(69,678)	(59,946)
Prepaid expenses and other current assets	12,264	32,427	10,168	54,578
Income taxes	448	(3,218)	(32,664)	(196,727)
Accounts payable and accrued liabilities	(8,699)	(20,590)	(98,492)	(128,110)
Deferred revenue	59,383	5,124	(49,415)	(71,407)
Other assets	(432)	3,306	7,377	(1,436)
Operating lease assets and liabilities, net	(6,644)	(4,561)	(10,191)	(11,964)
Net cash provided by operating activities	318,659	347,992	466,422	270,186
Cash flows from investing activities:
Additions of property and equipment	(39,215)	(41,269)	(85,749)	(80,585)
Adjustment to proceeds from AMC Divestiture	—	(11,686)	—	(11,686)
Proceeds from interest on derivative instruments	—	—	870	2,519
Other investing activities	—	5,535	632	5,892
Net cash used in investing activities	(39,215)	(47,420)	(84,247)	(83,860)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	33,119	8,291	41,499	17,740
Repayment of long-term debt and Revolver	(8,963)	(8,963)	(17,926)	(17,926)
Net change in transition services agreement obligation	—	26,233	—	21,938
Debt issuance costs	—	(1,066)	—	(1,066)
Repurchase of Common Shares	(49,996)	(66,003)	(157,625)	(153,406)
Purchase of treasury stock	—	(40,023)	—	(65,023)
Payments of dividends to shareholders	(68,515)	(68,313)	(136,735)	(137,374)
Net cash used in financing activities	(94,355)	(149,844)	(270,787)	(335,117)
Foreign exchange gain (loss) on cash held in foreign currencies	(803)	(28,930)	3,503	(9,794)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	184,286	121,798	114,891	(158,585)
Cash, cash equivalents and restricted cash at beginning of the period	1,088,711	1,002,410	1,158,106	1,282,793
Cash, cash equivalents and restricted cash at end of the period	$1,272,997	$1,124,208	$1,272,997	$1,124,208

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2025	December 31, 2024
Cash and cash equivalents	$1,271,374	$1,122,192
Restricted cash (1)	1,623	2,016
Total cash, cash equivalents and restricted cash	$1,272,997	$1,124,208

(1)Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Free cash flows is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company’s management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Condensed Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2025 (In thousands, except for per share data)
	Three Months Ended December 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$170,252		$(1,597)	(1)	$168,655
Customer support	58,497		(1,087)	(1)	57,410
Professional service and other	62,537		(822)	(1)	61,715
Amortization of acquired technology-based intangible assets	44,204		(44,204)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	982,200	74.0%	47,710	(3)	1,029,910	77.6%
Operating expenses
Research and development	158,309		(4,839)	(1)	153,470
Sales and marketing	287,995		(7,837)	(1)	280,158
General and administrative	110,111		(5,050)	(1)	105,061
Amortization of acquired customer-based intangible assets	78,645		(78,645)	(2)	—
Special charges (recoveries)	20,118		(20,118)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	291,755		164,199	(5)	455,954
Other income (expense), net	2,932		(2,932)	(6)	—
Provision for income taxes	47,334		43,080	(7)	90,414
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	168,091		118,187	(8)	286,278
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.66		$0.47	(8)	$1.13

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 22% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$168,091	$0.66
Add:
Amortization	122,849	0.49
Share-based compensation	21,232	0.08
Special charges (recoveries)	20,118	0.08
Other (income) expense, net	(2,932)	(0.01)
GAAP-based provision for income taxes	47,334	0.19
Non-GAAP-based provision for income taxes	(90,414)	(0.36)
Non-GAAP-based net income, attributable to OpenText	$286,278	$1.13
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2025
GAAP-based net income, attributable to OpenText	$168,091
Add:
Provision for income taxes	47,334
Interest and other related expense, net	79,227
Amortization of acquired technology-based intangible assets	44,204
Amortization of acquired customer-based intangible assets	78,645
Depreciation	35,267
Share-based compensation	21,232
Special charges (recoveries)	20,118
Other (income) expense, net	(2,932)
Adjusted EBITDA	$491,186

GAAP-based net income margin	12.7%
Adjusted EBITDA margin	37.0%

Reconciliation of Free Cash Flows

Three Months Ended December 31, 2025
GAAP-based cash flows provided by operating activities	$318,659
Add:
Capital expenditures (1)	(39,215)
Free cash flows	$279,444

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2025 (In thousands, except for per share data)
	Six Months Ended December 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$342,469		$(3,346)	(1)	$339,123
Customer support	122,561		(2,140)	(1)	120,421
Professional service and other	125,575		(1,321)	(1)	124,254
Amortization of acquired technology-based intangible assets	88,408		(88,408)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,919,716	73.4%	95,215	(3)	2,014,931	77.1%
Operating expenses
Research and development	327,437		(8,448)	(1)	318,989
Sales and marketing	545,050		(14,733)	(1)	530,317
General and administrative	215,874		(8,925)	(1)	206,949
Amortization of acquired customer-based intangible assets	158,206		(158,206)	(2)	—
Special charges (recoveries)	40,257		(40,257)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	561,704		325,784	(5)	887,488
Other income (expense), net	(44)		44	(6)	—
Provision for income taxes	86,533		87,982	(7)	174,515
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	314,707		237,846	(8)	552,553
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.24		$0.94	(8)	$2.18

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 22% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$314,707	$1.24
Add (deduct):
Amortization	246,614	0.98
Share-based compensation	38,913	0.15
Special charges (recoveries)	40,257	0.16
Other (income) expense, net	44	—
GAAP-based provision for income taxes	86,533	0.34
Non-GAAP-based provision for income taxes	(174,515)	(0.69)
Non-GAAP-based net income, attributable to OpenText	$552,553	$2.18

Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2025
GAAP-based net income, attributable to OpenText	$314,707
Add:
Provision for income taxes	86,533
Interest and other related expense, net	160,341
Amortization of acquired technology-based intangible assets	88,408
Amortization of acquired customer-based intangible assets	158,206
Depreciation	71,188
Share-based compensation	38,913
Special charges (recoveries)	40,257
Other (income) expense, net	44
Adjusted EBITDA	$958,597

GAAP-based net income margin	12.0%
Adjusted EBITDA margin	36.7%
Reconciliation of Free cash flows

Six Months Ended December 31, 2025
GAAP-based cash flows provided by operating activities	$466,422
Add:
Capital expenditures (1)	(85,749)
Free cash flows	$380,673

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2025 (In thousands, except for per share data)
	Three Months Ended September 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$172,217		$(1,749)	(1)	$170,468
Customer support	64,064		(1,053)	(1)	63,011
Professional service and other	63,038		(499)	(1)	62,539
Amortization of acquired technology-based intangible assets	44,204		(44,204)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	937,516	72.8%	47,505	(3)	985,021	76.5%
Operating expenses
Research and development	169,128		(3,609)	(1)	165,519
Sales and marketing	257,055		(6,896)	(1)	250,159
General and administrative	105,763		(3,875)	(1)	101,888
Amortization of acquired customer-based intangible assets	79,561		(79,561)	(2)	—
Special charges (recoveries)	20,139		(20,139)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	269,949		161,585	(5)	431,534
Other income (expense), net	(2,976)		2,976	(6)	—
Provision for income taxes	39,199		44,902	(7)	84,101
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	146,616		119,659	(8)	266,275
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.58		$0.47	(8)	$1.05

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 21% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$146,616	$0.58
Add:
Amortization	123,765	0.49
Share-based compensation	17,681	0.07
Special charges (recoveries)	20,139	0.08
Other (income) expense, net	2,976	0.01
GAAP-based provision for income taxes	39,199	0.15
Non-GAAP-based provision for income taxes	(84,101)	(0.33)
Non-GAAP-based net income, attributable to OpenText	$266,275	$1.05
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2025
GAAP-based net income, attributable to OpenText	$146,616
Add:
Provision for income taxes	39,199
Interest and other related expense, net	81,114
Amortization of acquired technology-based intangible assets	44,204
Amortization of acquired customer-based intangible assets	79,561
Depreciation	35,921
Share-based compensation	17,681
Special charges (recoveries)	20,139
Other (income) expense, net	2,976
Adjusted EBITDA	$467,411

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.3%
Reconciliation of Free Cash Flows

Three Months Ended September 30, 2025
GAAP-based cash flows provided by operating activities	$147,763
Add:
Capital expenditures (1)	(46,534)
Free cash flows	$101,229

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2024 (In thousands, except for per share data)
	Three Months Ended December 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$172,288		$(2,796)	(1)	$169,492
Customer support	62,656		(1,139)	(1)	61,517
Professional service and other	68,041		(1,273)	(1)	66,768
Amortization of acquired technology-based intangible assets	47,203		(47,203)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	977,976	73.3%	52,411	(3)	1,030,387	77.2%
Operating expenses
Research and development	180,727		(7,656)	(1)	173,071
Sales and marketing	273,929		(11,223)	(1)	262,706
General and administrative	99,356		(6,274)	(1)	93,082
Amortization of acquired customer-based intangible assets	81,048		(81,048)	(2)	—
Special charges (recoveries)	15,238		(15,238)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	295,799		173,850	(5)	469,649
Other income (expense), net	68,615		(68,615)	(6)	—
Provision for income taxes	50,893		41,755	(7)	92,648
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	229,862		63,480	(8)	293,342
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.87		$0.24	(8)	$1.11

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$229,862	$0.87
Add:
Amortization	128,251	0.49
Share-based compensation	30,361	0.11
Special charges (recoveries)	15,238	0.06
Other (income) expense, net	(68,615)	(0.26)
GAAP-based provision for income taxes	50,893	0.19
Non-GAAP-based provision for income taxes	(92,648)	(0.35)
Non-GAAP-based net income, attributable to OpenText	$293,342	$1.11

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2024
GAAP-based net income, attributable to OpenText	$229,862
Add:
Provision for income taxes	50,893
Interest and other related expense, net	83,615
Amortization of acquired technology-based intangible assets	47,203
Amortization of acquired customer-based intangible assets	81,048
Depreciation	31,879
Share-based compensation	30,361
Special charges (recoveries)	15,238
Other (income) expense, net	(68,615)
Adjusted EBITDA	$501,484

GAAP-based net income margin	17.2%
Adjusted EBITDA margin	37.6%

Reconciliation of Free Cash Flows

Three Months Ended December 31, 2024
GAAP-based cash flows provided by operating activities	$347,992
Add:
Capital expenditures (1)	(41,269)
Free cash flows	$306,723

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2024 (In thousands, except for per share data)
	Six Months Ended December 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$347,545		$(4,982)	(1)	$342,563
Customer support	125,230		(2,481)	(1)	122,749
Professional service and other	134,956		(2,587)	(1)	132,369
Amortization of acquired technology-based intangible assets	94,447		(94,447)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,888,334	72.5%	104,497	(3)	1,992,831	76.5%
Operating expenses
Research and development	371,420		(15,823)	(1)	355,597
Sales and marketing	519,811		(20,538)	(1)	499,273
General and administrative	206,086		(13,508)	(1)	192,578
Amortization of acquired customer-based intangible assets	162,552		(162,552)	(2)	—
Special charges (recoveries)	62,374		(62,374)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	502,041		379,292	(5)	881,333
Other income (expense), net	32,960		(32,960)	(6)	—
Provision for income taxes	52,776		118,448	(7)	171,224
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	314,230		227,884	(8)	542,114
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.18		$0.85	(8)	$2.03

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 14% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$314,230	$1.18
Add (deduct):
Amortization	256,999	0.96
Share-based compensation	59,919	0.22
Special charges (recoveries)	62,374	0.23
Other (income) expense, net	(32,960)	(0.12)
GAAP-based provision for income taxes	52,776	0.20
Non-GAAP-based provision for income taxes	(171,224)	(0.64)
Non-GAAP-based net income, attributable to OpenText	$542,114	$2.03

Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2024
GAAP-based net income, attributable to OpenText	$314,230
Add:
Provision for income taxes	52,776
Interest and other related expense, net	167,897
Amortization of acquired technology-based intangible assets	94,447
Amortization of acquired customer-based intangible assets	162,552
Depreciation	64,050
Share-based compensation	59,919
Special charges (recoveries)	62,374
Other (income) expense, net	(32,960)
Adjusted EBITDA	$945,285

GAAP-based net income margin	12.1%
Adjusted EBITDA margin	36.3%
Reconciliation of Free cash flows

Six Months Ended December 31, 2024
GAAP-based cash flows provided by operating activities	$270,186
Add:
Capital expenditures (1)	(80,585)
Free cash flows	$189,601

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2025 and 2024:

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	26%	14%	23%	13%
GBP	5%	6%	5%	7%
CAD	3%	13%	3%	10%
USD	55%	43%	58%	46%
Other	11%	24%	11%	24%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2025		Six Months Ended December 31, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	13%	23%	12%
GBP	5%	6%	5%	7%
CAD	3%	13%	3%	10%
USD	56%	45%	59%	48%
Other	11%	23%	10%	23%
Total	100%	100%	100%	100%
(1)Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).